SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5 (d)(2))
☐	Definitive Information Statement

Aftersoft Group, Inc.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

Aftersoft Group, Inc.
Savannah House
11-12 Charles II Street
London SW14 YAU
United Kingdom
Tel: 011 44 207 451 2468                   Fax: 011 44 207 451 2469

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF
HOLDERS OFA MAJORITY OF THE VOTING POWER OF OUR OUTSTANDING COMMON STOCK
IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 16, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN to the holders of record at the close of business on February___, 2007 (the “Notice Record Date”) to inform our stockholders that our board of directors has recommended, and that the holders of a majority of the voting power of our outstanding common stock voted on January 16, 2007 to approve amendment of the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), from 100,000,000 shares to 150,000,000 shares. (The text of the Amended Certificate of Incorporation of Aftersoft Group, Inc. (the “Company”) is attached hereto as Exhibit A.)

Therefore, following the expiration of the twenty-day (20) period required by Rule 14c and the provisions of Title 8 of the Delaware General Corporation Law, the Company will file a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) to give effect to the amendment. We will not file the Certificate of Amendment until at least twenty (20) days after the filing and mailing of this Information Statement to our stockholders. The Certificate of Amendment to the Certificate of Incorporation will become effective when it is filed with the Delaware Secretary of State. We anticipate that such filing will occur on or after twenty (20) days after this Information Statement is first mailed to our stockholders.

The purpose of increasing the authorized capital from 100,000,000 shares of Common Stock to 150,000,000 shares is to provide us with the necessary flexibility to implement any future corporate plans. We hope to develop plans and agreements to undertake and complete within the next two to three months to raise funds through the private placement of an as-yet undetermined amount of as-yet undetermined securities at an as-yet undetermined price. Otherwise, the Company has no current plans, proposals, or arrangements to issue additional shares of Common Stock.

As of the Notice Record Date, 79,821,167 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the common stockholders. The holders of a majority of the voting power of our outstanding Common Stock voted for the approval of the Certificate of Amendment.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

This Is Not A Notice Of A Special Meeting Of Stockholders And No Stockholder Meeting Will Be Held To Consider Any Matter Which Will Be Described Herein.

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

The date of this Information Statement is February [ ], 2007. It will be mailed on or about [ ], 2007.

By order of the Board of Directors:

/s/	Ian Warwick
Ian Warwick
Chairman & Chief Executive Officer

Aftersoft Group, Inc.
Savannah House
11-12 Charles II Street
London SW14 YAU
United Kingdom
Tel : 011 44 207 451 2468                   Fax : 011 44 207 451 2469

PRELIMINARY INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS
OF A MAJORITY OF THE VOTING POWER OF OUR OUTSTANDING COMMON STOCK.
A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

February____, 2007

This Information Statement is furnished to the holders of record at the close of business on February___, 2007 (the “Notice Record Date”) to inform our stockholders that our board of directors has recommended, and that the holders of a majority of the voting power of our outstanding common stock voted on January 16, 2007 to approve an amendment of the Company’s Certificate of Incorporation to increase the authorized number of shares of the common stock of the Company, $0.0001 par value (the “Common Stock”), from 100,000,000 shares to 150,000,000 shares. (The text of the Certificate of Amendment of the Certificate of Incorporation of Aftersoft Group, Inc. (the “Company”) is attached hereto as Exhibit A).

This Information Statement will be sent on or about February____, 2007, to our stockholders of record who did not sign the majority written consent described in this Information Statement. This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements including statements regarding our intent to solicit approval of an increase in the authorized number of shares of our common stock, the timing of such proposed increase and the potential benefits of such increase. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

BOARD AND STOCKHOLDER APPROVALS

Board Approval

The board of directors of the Company unanimously approved the Certificate of Amendment of the Certificate of Incorporation (the “Certificate of Amendment”).

None of our officers, directors or any of their respective affiliates has any interest in the matter to be acted upon, as set forth in this information statement.

Stockholder Approval

The holders of a majority of the voting power of our outstanding common stock voted for the approval of the Certificate of Amendment. No consideration was paid for the consent.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the filing of the Certificate of Amendment cannot occur, until at least 20 calendar days after this Information Statement is sent or given to our stockholders of record as of the Notice Record Date.

Distributions and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Security holders may also address future requests regarding delivery of information statements and annual reports by contacting us at our address noted above.

No Dissenters’ Rights

There is no provision in the Delaware General Corporation law, nor in our Certificate of Incorporation, as amended, or Bylaws, providing our stockholders with dissenters’ rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the actions described in this Information Statement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company has 100,000,000 shares of Common Stock authorized with a par value of $0.0001 per share. As of the Notice Record Date, 79,821,167 shares of Common Stock were issued and outstanding. Each holder of the Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.

Holders of the Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available therefore.

Preferred Stock

The Company has 10,000,000 shares of Preferred Stock with a par value of $0.0001 per share authorized, of which no shares are issued and outstanding. The board of directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since June 30, 2006, being the commencement of our last completed fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our Company;
2.	any proposed nominee for election as a director of our Company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” To our knowledge, no director has advised that he intends to oppose the Certificate of Amendment, as more particularly described herein.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of the Common Stock as of February 6, 2007 by (a) each stockholder who is known by the Company to own beneficially 5% or more of the outstanding Common Stock; (b) all directors; (c) (i) the Company’s chief executive officer, and (ii) the Company’s only highly compensated executive officer other than the chief executive officer who was serving as an executive officer of the Company at the end of the Company’s last completed fiscal year; and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. The percentage of beneficial ownership is based upon 79,821,167 shares of Common Stock outstanding as of February 6, 2007. Unless otherwise identified, the address of the directors and officers of the Company listed above is c/o Aftersoft Group, Inc., Savannah House, 11-12 Charles II Street, London UK SW1Y 4QU.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of class of Common Stock(1)
Auto Data Network, Inc. 712 Fifth Avenue 19th Floor New York, NY 10019	71,250,000	89.25%

Ian Warwick (2) Chief Executive Officer and Chairman	0	0%

Michael Jamieson Chief Operating Officer and Director of the Company and Chief Executive Officer of MAM Software Ltd.	0	0%

Michael O’Driscoll Chief Financial Officer and Director	0	0%

Executive Officers and Directors as a group (4 persons)	0	0%

(1) Based on a total of 79,821,167 shares of Common Stock outstanding. In accordance with SEC rules, each person's percentage interest is calculated by dividing the number of shares that person beneficially owns by the sum of (a) the total number of shares outstanding on February 6, 2007 plus (b) the number of shares such person has the right to acquire within sixty (60) days of February 6, 2007.

(2) Mr. Warwick, as the Chief Executive Officer of ADN, has power to vote and dispose of Common Stock owned by ADN. Mr. Warwick disclaims beneficial ownership of the 71,250,000 shares of Common Stock held by ADN.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On January 16, 2007, the holders of the majority of the voting power of our outstanding Common Stock approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000. As of the Notice Record Date, the Company had 79,821,167 shares of Common Stock and no shares of Preferred Stock issued and outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing, and stock-based acquisitions.

Increase In Authorized Common Stock

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The purpose of increasing the authorized capital from 100,000,000 shares of common stock to 150,000,000 shares is to provide the Company with the necessary flexibility to implement any future corporate plans. The Company hopes to develop plans and agreements to undertake and complete within the next two to three months to raise funds through the private placement of an as-yet undetermined amount of as-yet undetermined securities at an as-yet undetermined price. Otherwise, the Company has no current plans, proposals, or arrangements to issue additional common shares.

The proposed form of Certificate of Amendment is attached as Exhibit A hereto.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Aftersoft Group, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains periodic reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

AFTERSOFT GROUP, INC.

Dated: February 7, 2007	By:	/s/ Ian Warwick
Ian Warwick,
Chairman & Chief Executive Officer

EXHIBIT A

STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION

Ian Warwick certifies that:

FIRST: He is the duly elected and acting as Chairman and Chief Executive Officer of Aftersoft Group, Inc., a corporation organized under the General Corporation Law of the of the State of Delaware (the “Corporation”).

SECOND: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Amended Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the Article “FOURTH” thereof so that, as amended, said Article shall be and read as follow:

“FOURTH: The total number of shares of stock which the corporation is authorized to issue is 160,000,000 shares, of which 150,000,000 shall be shares of common stock, par value $0.0001 per share (the “Common Stock”) and 10,000,000 shares shall be shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The shares of Common Stock and Preferred Stock may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders, except as otherwise provided by applicable law. The powers, designations, preferences and relative, participating, optional and other rights of the Preferred Stock shall be provided for in a resolution or resolutions adopted by the board of directors of the corporation and set forth in a certificate of designations executed, acknowledged and filed as provided in Section 151(g) of the General Corporation Law of the State of Delaware, amending this Article Fourth.”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, the foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by a written consent of stockholders holding a majority of the outstanding capital stock of the Company dated January 16, 2007, in lieu of a special meeting of the stockholders in accordance with the provisions of Sections 211, 228 and 242 of the General Corporation Law of the of the State of Delaware.

FOURTH: That the Certificate of Amendment of the Certificate of Incorporation shall be effective as of February __, 2007.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation to be signed by signed by the undersigned, Ian Warwick, an Authorized Officer, and the undersigned has executed this certificate and affirms the forgoing as true and under penalty of perjury this ___ day of February, 2007.

By:
Ian Warwick
Chief Executive Officer